Exhibit 99.1

EXL REPORTS 2026 FIRST QUARTER RESULTS

2026 First Quarter Revenue of $570.4 Million, up 13.8% year-over-year
Q1 Diluted EPS (GAAP) of $0.43, up 5.7% from $0.40 in Q1 of 2025
Q1 Adjusted Diluted EPS (Non-GAAP) (1) of $0.58, up 20.2% from $0.48 in Q1 of 2025

New York - April 28, 2026 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a global data and AI company, today announced its financial results for the quarter ended March 31, 2026.

Chairman and Chief Executive Officer Rohit Kapoor said, “We entered 2026 with strong momentum, delivering revenue growth of 14% and increased our adjusted diluted EPS by 20% year-over-year. Our sustained double-digit growth demonstrates the strength of our competitive position as well as strong execution against our data and AI strategy. EXL’s recognized industry expertise and leadership in helping clients adopt AI throughout their enterprise is resonating strongly with the market.”

Chief Financial Officer Maurizio Nicolelli said, “While we remain prudent given the evolving macro-economic environment, our strong first quarter performance and continued business momentum give us the confidence to raise guidance. We now expect full-year 2026 revenue in the range of $2.30 billion to $2.33 billion, up from our prior guidance of $2.275 billion to $2.315 billion, reflecting 10% to 12% year-over-year growth on both a reported and constant currency basis. We now expect adjusted diluted earnings per share of $2.18 to $2.23, a 12% to 14% increase over 2025, up from our prior guidance of $2.14 to $2.19.”

______________________________________________________________
1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: First Quarter 2026

•Revenue for the quarter ended March 31, 2026, increased to $570.4 million, compared to $501.0 million for the first quarter of 2025, an increase of 13.8% on a reported basis and 13.4% on a constant currency basis. Revenue increased by 5.1% sequentially, both on a reported basis and on a constant currency basis, from the fourth quarter of 2025.

	Revenue			Gross Margin
	Three months ended			Three months ended
Reportable Segments	March 31, 2026	March 31, 2025	December 31, 2025	March 31, 2026	March 31, 2025	December 31, 2025
	(dollars in millions)
Insurance	$194.0	$172.0	$185.8	37.7%	36.6%	36.5%
Healthcare and Life Sciences	151.9	125.6	142.2	45.3%	43.9%	44.0%
Banking, Capital Markets and Diversified Industries	127.4	117.7	122.6	36.9%	37.3%	38.8%
International Growth Markets	97.1	85.7	92.0	34.1%	36.6%	34.3%
Total	$570.4	$501.0	$542.6	38.9%	38.6%	38.6%

•Operating income margin for the quarter ended March 31, 2026 was 16.1%, compared to 15.7% for the first quarter of 2025 and 14.4% for the fourth quarter of 2025. Adjusted operating income margin for the quarter ended March 31, 2026 was 20.5%, compared to 20.1% for the first quarter of 2025 and 18.8% for the fourth quarter of 2025.

•Diluted earnings per share for the quarter ended March 31, 2026 was $0.43, compared to $0.40 for the first quarter of 2025 and $0.38 for the fourth quarter of 2025. Adjusted diluted earnings per share for the quarter ended March 31, 2026 was $0.58, compared to $0.48 for the first quarter of 2025 and $0.50 for the fourth quarter of 2025.

Business Highlights: First Quarter 2026

•Won 16 new clients in the first quarter of 2026.
•Named as "Advanced Technology Partner" of the Year by NVIDIA for EXL’s deep technical expertise on the NVIDIA AI Enterprise stack and co-creating differentiated industry solutions and platforms, integrating NVIDIA’s powerful AI frameworks and GPU-accelerated technologies.
•Selected by AWS as the 2025 AI/ML Market Disruptor of the Year, recognizing EXL’s exceptional innovation and leadership in leveraging AWS AI/ML services and setting new benchmarks for AI excellence in the industry.
•Named the 2025 Genesys New Partner of the Year, celebrating EXL’s ability to orchestrate AI-powered customer experience (CX) transformation through strategic collaboration with Genesys, advancing transformative solutions with real-world impact.
•Recognized by Google Cloud as a global strategic services partner, highlighting EXL’s strengths across data, AI, and customer experience (CX) transformation, and its development of Google's Gemini Enterprise powered solutions and accelerators that enable scalable, AI-driven business transformation.
•Named a leader in Everest Group Customer Experience Services in Insurance Operations Peak Matrix Assessment 2025, showcasing EXL’s deep domain expertise across both the P&C and L&A lines, robust data and AI capabilities and versatile suite of proprietary tools.

2026 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 93.0, U.K. pound sterling to U.S. dollar exchange rate of 1.33, U.S. dollar to the Philippine peso exchange rate of 59.5 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2026:

•Revenue of $2.30 billion to $2.33 billion, representing an increase of 10% to 12% on both a reported and constant currency basis from 2025.

•Adjusted diluted earnings per share of $2.18 to $2.23, representing an increase of 12% to 14% from 2025.

Conference Call
ExlService Holdings, Inc. will host a conference call on Wednesday, April 29, 2026 at 10:00 A.M. ET to discuss the Company’s first quarter operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a global data and artificial intelligence ("AI") company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare and life sciences, banking and capital markets, retail, communications and media, and energy and infrastructure, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have over 67,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, risks related to the use of AI technology, impact on client demands by our selling cycles, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, and risks related to the international nature of our business and other factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended March 31,
	2026	2025
Revenues, net	$570,351	$501,019
Cost of revenues(1)	348,270	307,705
Gross profit(1)	222,081	193,314
Operating expenses:
General and administrative expenses	69,051	59,417
Selling and marketing expenses	47,201	41,925
Depreciation and amortization expense	14,003	13,557
Total operating expenses	130,255	114,899
Income from operations	91,826	78,415
Foreign exchange gain, net	1,135	1,192
Interest expense	(3,951)	(4,144)
Other income, net	2,391	4,703
Income before income tax expense and earnings from equity affiliates	91,401	80,166
Income tax expense	24,318	13,496
Income before earnings from equity affiliates	67,083	66,670
Loss from equity-method investment	(2)	(109)
Net income	$67,081	$66,561
Earnings per share:
Basic	$0.43	$0.41
Diluted	$0.43	$0.40
Weighted average number of shares used in computing earnings per share:
Basic	156,049,147	162,490,179
Diluted	156,904,203	164,557,333

(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$145,405	$146,326
Short-term investments	108,358	182,041
Restricted cash	12,409	12,392
Accounts receivable, net	388,563	343,105
Other current assets	142,626	146,093
Total current assets	797,361	829,957
Property and equipment, net	109,388	111,821
Operating lease right-of-use assets	92,980	97,411
Restricted cash	6,964	7,251
Deferred tax assets, net	140,602	129,968
Goodwill	418,659	419,654
Other intangible assets, net	32,978	36,204
Long-term investments	17,532	8,198
Other assets	59,915	61,771
Total assets	$1,676,379	$1,702,235
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,260	$4,753
Current portion of long-term borrowings	4,886	4,886
Deferred revenue	22,905	15,356
Accrued employee costs	71,604	146,775
Accrued expenses and other current liabilities	171,934	135,498
Current portion of operating lease liabilities	16,925	16,857
Total current liabilities	299,514	324,125
Long-term borrowings, less current portion	412,491	293,712
Operating lease liabilities, less current portion	84,277	88,167
Deferred tax liabilities, net	1,707	2,125
Other non-current liabilities	99,586	81,401
Total liabilities	897,575	789,530
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 209,929,764 shares issued and 152,999,425 shares outstanding as of March 31, 2026 and 208,855,566 shares issued and 156,430,028 shares outstanding as of December 31, 2025	210	209
Additional paid-in capital	674,662	677,562
Retained earnings	1,600,060	1,532,979
Accumulated other comprehensive loss	(237,374)	(180,727)
Total including shares held in treasury	2,037,558	2,030,023
Less: 56,930,339 shares as of March 31, 2026 and 52,425,538 shares as of December 31, 2025, held in treasury, at cost	(1,258,754)	(1,117,318)
Total stockholders’ equity	778,804	912,705
Total liabilities and stockholders’ equity	$1,676,379	$1,702,235

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, certain defined social security contributions, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

EXL provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company's underlying business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates adjusted for hedging gains/losses in such period. Foreign currency translation impacted revenue growth, primarily driven by movements in the U.S. dollar against the Indian rupee (INR), the U.K. pound sterling (GBP), and Australian dollar (AUD).

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2026 and March 31, 2025, and the three months ended December 31, 2025:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	March 31,		December 31,
	2026	2025	2025
Net income (GAAP)	$67,081	$66,561	$60,246
add: Income tax expense	24,318	13,496	15,230
add/(subtract): Foreign exchange gain/(loss), net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	427	(1,642)	2,547
Income from operations (GAAP)	$91,826	$78,415	$78,023
add: Stock-based compensation expense	22,101	19,187	20,751
add: Amortization of acquisition-related intangibles	3,226	3,246	3,307
Adjusted operating income (Non-GAAP)	$117,153	$100,848	$102,081
Adjusted operating income margin as a % of Revenue (Non-GAAP)	20.5%	20.1%	18.8%
add: Depreciation on long-lived assets	10,777	10,311	13,037
Adjusted EBITDA (Non-GAAP)	$127,930	$111,159	$115,118
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	22.4%	22.2%	21.2%

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share amount)

	Three months ended
	March 31,		December 31,
	2026	2025	2025
Net income (GAAP)	$67,081	$66,561	$60,246
add: Stock-based compensation expense	22,101	19,187	20,751
add: Amortization of acquisition-related intangibles	3,226	3,246	3,307
add: Changes in fair value of contingent consideration	—	—	2,300
add/(subtract): Other tax expenses/(benefits) (a)	—	—	267
add: Amortization of prior service cost (b)	521	—	—
subtract: Tax impact on stock-based compensation expense (c)	(1,316)	(9,105)	(5,895)
subtract: Tax impact on amortization of acquisition-related intangibles	(812)	(799)	(892)
subtract: Tax impact on amortization of prior service cost	(133)	—	—
Adjusted net income (Non-GAAP)	$90,668	$79,090	$80,084
Adjusted diluted earnings per share (Non-GAAP)	$0.58	$0.48	$0.50

(a) To exclude tax expenses related to certain deferred tax assets and liabilities.

(b) To exclude amortization of prior service cost arising from the implementation of the new Labor Codes in India.

(c) Tax impact includes $1,280 and $14,526 for the three months ended March 31, 2026 and 2025, respectively, and $1,138 for the three months ended December 31, 2025, related to discrete benefit recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
Andrew Thut
Senior Vice President, Investor Relations
+1 617 413 0069
ir@exlservice.com

Media - US
Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com